UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Authentic Teas Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

5141
(Primary Standard Industrial Classification Code Number)

33-1221102
(I.R.S. Employer Identification Number)

Suite 1801-1 Yonge Street
Toronto, Ontario M5E 2A3
Canada
Telephone: 416- 306-2493
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

National Registered Agents, Inc.
1000 East William Street Suite 204, Carson City, 89701
Tel: 1-800-550-6724
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of Communications To:
Clark Wilson LLP
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common Stock offered by selling shareholders	1,011,600	$0.30	$303,480	$35.23

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)	Estimated in accordance with Rule 457(o) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(3)

The selling stockholders may sell their shares of the registrant’s common stock at a fixed price of $0.30 per share until shares of the registrant’s common stock are quoted on the OTC Bulletin Board, NASDAQ, or NYSE Amex and thereafter at prevailing market prices or privately negotiated prices. The registrant’s common stock is presently not traded on the market or securities exchange, and the registrant has not applied for listing or quotation on any public market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

Explanatory Note

This Amendment No. 4 to Authentic Teas, Inc.’s Registration Statement on Form S-1 is being filed solely for the purposes of correcting the Calculation of Registration Fee table on page ii.

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No such expenses will be borne by the selling stockholders. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$12
Accounting fees and expenses	15,000
Legal fees and expenses	25,000
Transfer agent and registrar fees	2,000
Miscellaneous expenses	5,000
Total	$47,012

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;
  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and
  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;
  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;
  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
  by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our bylaws also require us to indemnify directors, officers and employees to the fullest extent allowed by law, provided, however, that it will be within the discretion of our board of directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Recent Sales of Unregistered Securities

On July 15, 2010, we issued 2,500,000 common shares to Hrant Isbeceryan at a price per share of $0.001 for total proceeds of $2,500. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

On July 15, 2010, we issued 250,000 common shares to David Richardson at a price per share of $0.001 for total proceeds of $250. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

On August 3, 2010, we issued 250,000 common shares to Evan Hershfield at a price per share of $0.001 for total proceeds of $250. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

On September 12, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On September 20, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On September 25, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On September 27, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On October 13, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On November 8, 2010, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On November 15, 2010, we issued 800 common shares to two subscribers at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On November 27, 2010, we issued 800 common shares to two subscribers at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On December 8, 2010, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On December 9, 2010, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On January 4, 2011, we issued 1,600 common shares to four subscribers at a price per share of $0.25 for total proceeds of $400. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On January 7, 2011, we issued 800 common shares to two subscribers at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On January 22, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On January 28, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On January 29, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 5, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 9, 2011, we issued 1,200 common shares to three subscribers at a price per share of $0.25 for total proceeds of $300. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 12, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 15 2011, we issued 800 common shares to two subscribers at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 16, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 17 2011, we issued 800 common shares to two subscribers at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On April 7, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On April 20, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On April 21, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

Exhibits

Exhibit
Number	Description

(3)	Articles of Incorporation and Bylaws

3.1(1)	Articles of Incorporation

3.2(1)	Bylaws

(5)	Opinion regarding Legality

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

(10)	Material Contracts

10.1(1)	Agreement between Authentic Teas Inc. and HAM Ltd. Co dated June 15, 2010

10.2(1)	Lease Agreement between Authentic Teas Inc. and 107684 Canada Inc. dated July 30, 2010

10.3(2)	Form of Subscription Agreement for $0.001

10.4(2)	Form of Subscription Agreement for $0.01

10.5(2)	Form of Subscription Agreement for $0.25

(23)	Consents of Experts and Counsel

23.1(3)	Consent of MaloneBailey LLP

23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)

(1)	Incorporated by reference from our Registration Statement on Form S-1 filed on June 17, 2011.

(2)	Incorporated by reference from our Registration Statement on Form S-1/A filed on July 25, 2011.

(3)	Incorporated by reference from our Registration Statement on Form S-1/A filed on August 16, 2011.

*Filed herewith.

Undertakings

The undersigned registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.             That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.             That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of British Columbia, Canada, on September 6, 2011.

AUTHENTIC TEAS INC.

By:

/s/  Hrant Isbeceryan
Hrant Isbeceryan
President and Director
(Principal Executive Officer)
Date: September 6, 2011

/s/  David Lewis Richardson
David Lewis Richardson
Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)
Date: September 6, 2011

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/  Hrant Isbeceryan
Hrant Isbeceryan
President and Director
(Principal Executive Officer)
Date: September 6, 2011

/s/  David Lewis Richardson
David Lewis Richardson
Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)
Date: September 6, 2011

/s/  Evan Michael Hershfield
Evan Michael Hershfield
Director
Date: September 6, 2011